                                                                     EXHIBIT 2.6



                          AGREEMENT AND PLAN OF MERGER

                                       OF

                    SECURITY CAPITAL INDUSTRIAL INCORPORATED
                            (a Delaware corporation)

                                      AND

                        SCI CLIENT SERVICES INCORPORATED
                            (a Delaware corporation)

                                 WITH AND INTO

              SECURITY CAPITAL INDUSTRIAL MANAGEMENT INCORPORATED
                            (a Delaware corporation)

                       DATED AS OF [        ] [  ], 1997



     THIS AGREEMENT AND PLAN OF MERGER is made by and between Security Capital Industrial Incorporated, a Delaware corporation ("SCII"), SCI Client Services Incorporated, Security Capital Industrial Management Incorporated, a Delaware corporation ("SCICSI", and together with SCII, the "Merging Corporations"), and a Delaware corporation (the "Surviving Corporation").

     WHEREAS, each of the Merging Corporations and the Surviving Corporation desires that the Merging Corporations be merged pursuant to Section 251 of the Delaware General Corporation Law ("DGCL") with and into the Surviving Corporation, which shall be the surviving corporation (the "Mergers"); and

     WHEREAS, the shareholders of each of the Merging Corporations and the Surviving Corporation have approved the entering into and the execution of this Agreement and Plan of Merger.

     NOW THEREFORE:

     1. Effective Time. As used in this Agreement and Plan of Merger, the term "Effective Time" shall mean the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Mergers (a form of which is attached hereto as Exhibit A).

     2. The Mergers. At the Effective Time, each of the Merging Corporations shall be merged with and into the Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware, and the separate legal existence of each of the Merging Corporations shall thereupon cease.

     3. Certificate of Incorporation and Bylaws. The certificate of incorporation of the Surviving Corporation immediately prior to the Effective Time (the "Charter") shall continue to be the certificate of incorporation of the Surviving Corporation and thereafter may be amended as provided in the Charter or by law. The Bylaws of the Surviving Corporation immediately prior to the Effective Time (the "Bylaws") shall continue to be the bylaws of the Surviving Corporation and thereafter may be amended as provided in the Charter or Bylaws or by law. This Agreement and Plan of Merger shall effect no amendment or other change whatsoever to the Charter and the Bylaws.

     4. Terms and Conditions of the Mergers. At the Effective Time, each issued share of common stock of SCII shall automatically and without further action by any of the parties hereto be converted into ______________ common shares of beneficial interest, par value $.01 per share ("SCI Common Shares"), of Security Capital Industrial Trust, a Maryland real estate investment trust. At the Effective Time, each issued share of common stock of SCICSI shall automatically and without further action by any of the parties hereto be converted into ______________ SCI Common Shares. At the Effective Time, each right, option or warrant to acquire a share of common stock of either of the Merging Corporations shall automatically be cancelled. At the Effective Time, each issued share of common stock of the Surviving Corporation outstanding immediately prior to the Effective Time shall automatically and without further action by any of the parties remain an issued and outstanding share of common stock of the Surviving Corporation.

     5. Effect of the Mergers. At the Effective Time, the separate existence of each of the Merging Corporations shall cease in accordance with the provisions of the DGCL. From and after the Effective Time, except as may be limited by applicable law, the Surviving Corporation shall succeed to all of the leases, licenses, property, rights, privileges and powers of whatever nature and description and shall be subject to all of the debts, liabilities and obligations of each of the Merging Corporations without further action by any of the parties hereto, and will continue to be governed by the laws of the State of Delaware, including the DGCL.

     6. Further Assurances and Authorization. Each of the Merging Corporations and the Surviving Corporation shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Mergers. The Board of Directors and the officers of each of the Merging Corporations and the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provision of this Agreement and Plan of Merger.

     7. Counterparts. This Agreement and Plan of Merger may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first above written.

                              SECURITY CAPITAL INDUSTRIAL INCORPORATED

                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              SCI CLIENT SERVICES INCORPORATED

                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              SECURITY CAPITAL INDUSTRIAL MANAGEMENT
                              INCORPORATED

                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________